Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of August 2, 2010 (this “Amendment”) to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank, as amended by Amendment No. 1, dated as of July 8, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II. The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Credit Parties have agreed thereto upon the terms and conditions herein contained.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The defined term “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means September 30, 2013.

2. Subsection (f) of the defined term “Permitted Investments” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) investments in Virtus Funds, provided that (i) the aggregate outstanding amount of all such investments in any single Virtus Fund that is a short-term investment-grade bond fund shall not exceed $7,500,000 at any one time, (ii) the aggregate outstanding amount of all such investments in any other Virtus Fund shall not exceed $2,000,000 at any one time, and (iii) the aggregate outstanding amount of all such investments in Virtus Funds shall not exceed $20,000,000 at any one time.

3. The table immediately following the first paragraph of the defined term “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

When the Leverage Ratio is:
greater than or equal to	and less than	ABR Margin	Eurodollar Margin and LC Fee
2.50:1.00	n/a	2.00%	3.00%
2.00:1.00	2.50:1.00	1.50%	2.50%
n/a	2.00:1.00	1.25%	2.25%

4. The defined term “Prohibited Convertible Preferred Event” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Prohibited Convertible Preferred Event” means that on and as of October 31, 2011, to the extent there are any Convertible Preferreds outstanding as of such date for which an obligation exists (whether or not contingent) of the Loan Parties to purchase, tender for, redeem, retire or otherwise reacquire any portion of the Convertible Preferreds (or any securities into which they have been converted or exchanged) on a date prior to the Maturity Date, the Certificate of Designation shall not have been amended in form and substance satisfactory to the Administrative Agent (and all requisite stockholder consents therefor have been obtained), to provide that all obligations (whether or not contingent) of the Loan Parties to purchase, tender for, redeem, retire or otherwise reacquire any portion of the Convertible Preferreds (or any securities into which they have been converted or exchanged) on or prior to the Maturity Date shall be subordinated to the Credit Obligations.

5. Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in correct alphabetical order:

“Allowed Redemption Amount” means the lesser of (i) $9,800,000, and (ii) the aggregate liquidation preference of all Convertible Preferreds redeemed and retired by the Borrower at any time.

“D&P Closed-end Funds” means each of DNP Select Income Fund, DTF Tax-Free Income, Inc. and Duff & Phelps Utility and Corporate Bond Trust, in each case so long as (i) it constitutes a Virtus Fund, (ii) it constitutes a closed-end fund within the meaning of the Investment Company Act of 1940, as amended, (iii) the shares thereof trade on a nationally-recognized securities exchange, and (iv) the investment manager therefor is Duff & Phelps Investment Management Company.

“Liquid Assets” means, without duplication, (a) investments in D&P Closed-end Funds to the extent the fair market value of all such investments does not exceed $2,000,000, (b) cash and (c) Permitted Investments (excluding Permitted Investments within the meaning of paragraph (f) of such defined term).

6. Sections 2.1(b), 2.7(c), 2.8(b)(i) and 7.12(f) of the Credit Agreement are each hereby amended by deleting the ratio “1.75:1.00” each time it appears therein and inserting in its place the ratio “1.25:1.00”.

7. Section 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)(i) Upon the occurrence of any Commitment Reduction Event, (i) the Revolving Commitments shall be reduced by an amount equal to 50% of the Net Proceeds thereof, and (ii) upon the occurrence of a Prohibited Convertible Preferred Event, the Revolving Commitments shall terminate.

8. Sections 7.4(h)(iv) and 7.4(h)(vii) of the Credit Agreement are each hereby amended by inserting the phrase “except in the case of an acquisition made pursuant to this Section 7.4(h) for aggregate consideration of less than $5,000,000,” immediately before the first word thereof.

9. Section 7.4(h)(x) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” appearing therein and inserting in its place the amount “$15,000,000”.

10. Section 7.5(e)(i) of the Credit Agreement is hereby amended by (a) deleting the amount “$500,000” appearing therein, and (b) inserting the phrase “10% of the Consolidated Net Worth as of the end of the immediately preceding fiscal year” immediately after the words “for any fiscal year” appearing therein.

11. Section 7.12(c) of the Credit Agreement is hereby amended by deleting the amount “$2,500,000” appearing therein and inserting in its place the amount “$5,000,000”.

12. Section 7.12(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) Minimum Consolidated Net Worth. The Borrower shall not, as of any fiscal quarter end, permit the Consolidated Net Worth to be less than (i) $65,000,000, minus (ii) the Allowed Redemption Amount, plus (iii) 50% of the consolidated net income (but not loss) of the Borrower and the Subsidiaries determined in accordance with GAAP for each fiscal quarter ending after the Closing Date plus (iv) 75% of the aggregate net cash proceeds of each issuance of Equity Interests by the Borrower or any Subsidiary after the Closing Date.

13. Section 7.12(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) Minimum Consolidated AUM. The Borrower shall not permit Consolidated AUM to be less than (i) $15,000,000,000 at any fiscal quarter end occurring after the Closing Date and on or before March 30, 2012, or (ii) $18,000,000,000 at any fiscal quarter end thereafter.

14. Section 7.12 of the Credit Agreement is hereby amended by inserting the following new subsection (g) at the end thereof:

(g) Minimum Liquid Assets. The Borrower and the Subsidiary Guarantors shall at all times own, free and clear of all Liens (other than Liens permitted under Section 7.2(a) or (f), and Permitted Encumbrances within the meaning of clauses (a), (e), and (g) of such defined term), Liquid Assets having a fair market value of not less than $7,500,000 a consolidated basis.

15. The Credit Agreement is hereby amended by deleting the term “Asset Coverage Ratio Certificate” each time it appears therein and inserting in its place the term “Monthly Certificate”.

16. Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety.

17. Exhibit K to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit K attached hereto.

18. Paragraphs 1 through 17 of this Amendment shall not be effective unless and until the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, each Subsidiary Guarantor and all Lenders either (i) a counterpart of this Amendment signed on behalf of each such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such Person has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the Closing Date) from counsel to the Loan Parties as the Lenders shall reasonably request.

(c) The Administrative Agent shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of each Loan Party, dated as of the Amendment Effective Date:

(i) attaching (A) a true, correct and complete copy of its charter documents, or providing a certification that the charter documents have not been amended since September 1, 2009, all of which shall in all respects be reasonably satisfactory to the Administrative Agent, and (B) a true, correct and complete copy of its by laws, operating agreement or other analogous agreement, or providing a certification that such have not been amended since September 1, 2009, all of which shall in all respects be reasonably satisfactory to the Administrative Agent,

(ii) attaching resolutions of its board of directors, general partner or other managing Person authorizing the execution, delivery and performance of this Amendment and certifying that (A) such resolutions were duly adopted and in full force and effect and (B) no other resolutions relating to this Amendment have been adopted,

(iii) certifying, if applicable, as to the incumbency of its officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers,

(iv) attaching certificates of good standing (or comparable certificates), certified as of a recent date prior to the date hereof, by the Secretaries of State (or comparable official) of the jurisdiction of its incorporation or formation, and

(v) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(d) The Administrative Agent shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of the Borrower, dated as of the Amendment Effective Date and in form and substance satisfactory to the Administrative Agent:

(i) certifying that immediately after giving effect to this Amendment, (A) the Leverage Ratio shall be no greater than 2.25:1.00, as calculated solely with respect to the results for the twelve (12) month period ended March 31, 2010, (B) Consolidated Net Worth is not less than $65.0 million, (C) the Interest Coverage Ratio is not less than 3.00:1.00, as calculated solely with respect to the results for the twelve (12) month period ended March 31, 2010, and (D) Consolidated AUM is not less than $15,000,000,000,

(ii) certifying that the Borrower previously delivered to the Administrative Agent annual and quarterly financial projections, including projected capital expenditures, covering the term of the Credit Agreement (the “Projections”), and

(iii) certifying that immediately before and after giving effect to this Amendment (A) no default shall have occurred or would exist, and (B) no material adverse change shall have occurred to the financial condition, business, assets, properties, prospects, operations or performance of the Borrower, or the Borrower and its Subsidiaries taken as a whole, (1) since the date of the last audited financial statements for the Borrower delivered to the Lenders prior to the Amendment Effective Date, and (2) from that described in the Projections.

(e) The Borrower shall have paid all fees and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other matters contemplated hereby, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel.

19. The Borrower hereby (i) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and its obligations thereunder, and agrees and admits that (a) it has no defense to any such obligation, (b) it shall not exercise any setoff or offset to any such obligation, and (c) to its knowledge, it does not have any claim against any Credit Party arising out of the transactions contemplated by the Loan Documents, and (ii) represents and warrants that no Default has occurred and is continuing and that all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before and after giving effect to this Amendment.

20. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

21. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment or other modification in respect of any other term or condition of any Loan Document.

22. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President
& Chief Financial Officer

THE BANK OF NEW YORK MELLON,
individually, as Issuing Bank and as the Administrative Agent

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Cara Gentile
Name:	Cara Gentile
Title:	Vice President

Each of the Subsidiary Guarantors,

by signing below, hereby

acknowledges and agrees to the

Amendment:

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

ENGEMANN ASSET MANAGEMENT

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

EUCLID ADVISORS LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

PASADENA CAPITAL CORPORATION

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION

By:	/s/ David Hanley
Name:	David Hanley
Title:	Vice President & Treasurer

SCM ADVISORS LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

VIRTUS PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

ZWEIG ADVISERS, LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT K TO AMENDMENT NO. 2

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT K

FORM OF MONTHLY CERTIFICATE

I,                     , do hereby certify that I am the                      of Virtus Investment Partners. Inc. (the “Borrower”), and that, as such, I am duly authorized to execute and deliver this Monthly Certificate on the Borrower’s behalf pursuant to Section 6.1(e) of the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein which are not defined herein shall have the meanings assigned to such terms in the Credit Agreement. In the event of any conflict between the calculations set forth in this Monthly Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

This Monthly Certificate is delivered for the month ended             , 20     (the “Test Date”). As of the Test Date, (i) the Asset Coverage Ratio was     .    :1:00 calculated as set forth on the attached Schedule A, and (ii) the value of Liquid Assets was $             calculated as set forth on the attached Schedule B.

IN WITNESS WHEREOF, I have executed this Monthly Certificate on this                      day of     , 20    .

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:
Title:

Virtus Investment Partners, Inc. Monthly Certificate

SCHEDULE A TO MONTHLY CERTIFICATE

FOR THE MONTH ENDED                  , 20

1.	The book value of all cash of the Borrower and its Subsidiaries on a consolidated basis as of the Test Date	$

2.	The book value of all cash attributable to VPDI as of the Test Date	$

3.	Item 1 minus Item 2	$

4.	The book value of all marketable securities (including all investments in Virtus Funds to the extent constituting marketable securities) of the Borrower and its Subsidiaries on a consolidated basis as of the Test Date	$

5.	The book value of all marketable securities (including all investments in Virtus Funds to the extent constituting marketable securities) attributable to VPDI as of the Test Date	$

6.	Item 4 minus Item 5	$

7.	The net book value of all investment management receivables of the Borrower and its Subsidiaries on a consolidated basis as of the Test Date	$

8.	The net book value of all investment management receivables attributable to VPDI as of the Test Date	$

9.	Item 7 minus Item 8	$

10.	Excluded Amount of all Excluded Investments	$

11.	Investment in a Virtus Short-term Bond Fund to the extent in excess of $2,000,000	$

12.	Asset Coverage Amount ((Item 3 + Item 6 + Item 9) minus (Item 10 + Item 11)	$

13.	The aggregate Revolving Credit Exposure of all the Lenders as of the Test Date	$

14	Asset Coverage Ratio (Item 12:Item 13)	$

Virtus Investment Partners, Inc. Monthly Certificate

SCHEDULE B TO MONTHLY CERTIFICATE

FOR THE MONTH ENDED                          , 20

1.	The Borrower’s and the Subsidiary Guarantors’ investments in D&P Closed-end Funds to the extent the fair market value of all such investments does not exceed $2,000,000	$

2.	The Borrower’s and the Subsidiary Guarantors’ cash	$

3.	The Borrower’s and the Subsidiary Guarantors’ Permitted Investments (excluding Permitted Investments within the meaning of paragraph (f) of such defined term)	$

4.	The Borrower’s and the Subsidiary Guarantors’ Liquid Assets (Item 1 + Item 2 + Item 3)	$

Virtus Investment Partners, Inc. Asset Coverage Ratio Certificate